AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                                JNL SERIES TRUST
                                       AND
                    JACKSON NATIONAL FINANCIAL SERVICES, LLC

         This AMENDMENT is made by and between JACKSON NATIONAL FINANCIAL SERVICES, LLC, a Michigan limited liability company ("Administrator"), and JNL SERIES TRUST, a Massachusetts business trust ("Trust").

         WHEREAS, the Administrator and the Trust entered into an Administration Agreement dated as of January 1, 1999 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNL Series Trust; and

         WHEREAS, pursuant to the Agreement, each Series agreed to pay the Administrator for the services provided and the expenses assumed by each Series as set forth in Schedule B to the Agreement, and the Administrator agreed to accept such fee as full compensation under the Agreement for such services and expenses; and

         WHEREAS, the Trust desires to appoint Administrator to provide, and Administrator has agreed to provide, additional administrative services to six new investment portfolios of the JNL Series Trust, effective upon execution or, if later, the date that initial capital for such investment portfolio is first provided.

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 1, 2000, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 1, 2000, attached hereto.

         IN WITNESS WHEREOF, the Administrator and the Trust have caused this Amendment to be executed as of this 10th day of February, 2000.

JACKSON NATIONAL FINANCIAL          JNL SERIES TRUST
SERVICES, LLC


By:      /s/ Mark D. Nerud          By:    /s/ Andrew B. Hopping
         -------------------------         -----------------------
Name:    Mark D. Nerud              Name:  Andrew B. Hopping
         -------------------------         -----------------------
Title:   Chief Financial Officer    Title: President
         -------------------------         -----------------------

                                   SCHEDULE A
                                DATED MAY 1, 2000
JNL/Alger Growth Series
JNL/Alliance Growth Series
JNL/Eagle Core Equity Series
JNL/Eagle SmallCap Equity Series
JNL/J.P. Morgan Enhanced S&P 500 Index Series
JNL/J.P. Morgan International & Emerging Markets Series
JNL/Janus Aggressive Growth Series
JNL/Janus Capital Growth Series
JNL/Janus Global Equities Series
JNL/Janus Balanced Series
JNL/Janus Growth & Income Series
JNL/PIMCO Total Return Bond Series
JNL/Putnam Growth Series
JNL/Putnam Value Equity Series
JNL/Putnam International Equity Series
JNL/Putnam Mid-Cap Growth Series
JNL/S&P Conservative Growth Series I
JNL/S&P Moderate Growth Series I
JNL/S&P Aggressive Growth Series I
JNL/S&P Very Aggressive Growth Series I
JNL/S&P Equity Growth Series I
JNL/S&P Equity Aggressive Growth Series I
JNL/S&P Conservative Growth Series II
JNL/S&P Moderate Growth Series II
JNL/S&P Aggressive Growth Series II
JNL/S&P Very Aggressive Growth Series II
JNL/S&P Equity Growth Series II
JNL/S&P Equity Aggressive Growth Series II
JNL/S&P Aggressive Growth Index Series
JNL/S&P Conservative Growth Index Series
JNL/S&P Moderate Growth Index Series
JNL/SSGA Enhanced Intermediate Bond Index Series
JNL/SSGA International Index Series
JNL/SSGA Russell 2000 Index Series
JNL/SSGA S&P 500 Index Series
JNL/SSGA S&P MidCap Index Series
Lazard/JNL Small Cap Value Series
Lazard/JNL Mid Cap Value Series
PPM America/JNL Balanced Series
PPM America/JNL High Yield Bond Series
PPM America/JNL Money Market Series
Salomon Brothers/JNL Balanced Series
Salomon Brothers/JNL Global Bond Series
Salomon Brothers/JNL High Yield Bond Series
Salomon Brothers/JNL U.S. Government & Quality Bond Series
T. Rowe Price/JNL Established Growth Series
T. Rowe Price/JNL Mid-Cap Growth Series
T. Rowe Price/JNL Value Series

                                   SCHEDULE B
                                DATED MAY 1, 2000

Series                                                                Fee
------                                                                ---
JNL/Alger Growth Series                                              .10%
JNL/Alliance Growth Series                                           .10%
JNL/Eagle Core Equity Series                                         .10%
JNL/Eagle SmallCap Equity Series                                     .10%
JNL/J.P. Morgan Enhanced S&P 500 Index Series                        .10%
JNL/J.P. Morgan International & Emerging Markets Series              .10%
JNL/Janus Aggressive Growth Series                                   .10%
JNL/Janus Capital Growth Series                                      .10%
JNL/Janus Global Equities Series                                     .10%
JNL/Janus Balanced Series                                            .10%
JNL/Janus Growth & Income Series                                     .10%
JNL/PIMCO Total Return Bond Series                                   .10%
JNL/Putnam Growth Series                                             .10%
JNL/Putnam Value Equity Series                                       .10%
JNL/Putnam International Equity Series                               .10%
JNL/Putnam Mid-Cap Series                                            .10%
JNL/S&P Conservative Growth Series I                                 .00%
JNL/S&P Moderate Growth Series I                                     .00%
JNL/S&P Aggressive Growth Series I                                   .00%
JNL/S&P Very Aggressive Growth Series I                              .00%
JNL/S&P Equity Growth Series I                                       .00%
JNL/S&P Equity Aggressive Growth Series I                            .00%
JNL/S&P Conservative Growth Series II                                .00%
JNL/S&P Moderate Growth Series II                                    .00%
JNL/S&P Aggressive Growth Series II                                  .00%
JNL/S&P Very Aggressive Growth Series II                             .00%
JNL/S&P Equity Growth Series II                                      .00%
JNL/S&P Equity Aggressive Growth Series II                           .00%
JNL/S&P Aggressive Growth Index Series                               .00%
JNL/S&P Conservative Growth Index Series                             .00%
JNL/S&P Moderate Growth Index Series                                 .00%
JNL/SSGA Enhanced Intermediate Bond Index Series                     .10%
JNL/SSGA International Index Series                                  .15%
JNL/SSGA Russell 2000 Index Series                                   .10%
JNL/SSGA S&P 500 Index Series                                        .10%
JNL/SSGA S&P MidCap Index Series                                     .10%
Lazard/JNL Small Cap Value Series                                    .10%
Lazard/JNL Mid Cap Value Series                                      .10%
PPM America/JNL Balanced Series                                      .10%
PPM America/JNL High Yield Bond Series                               .10%
PPM America/JNL Money Market Series                                  .10%
Salomon Brothers/JNL Balanced Series                                 .10%
Salomon Brothers/JNL Global Bond Series                              .10%
Salomon Brothers/JNL High Yield Bond Series                          .10%
Salomon Brothers/JNL U.S. Government & Quality Bond Series           .10%
T. Rowe Price/JNL Established Growth Series                          .10%
T. Rowe Price/JNL Mid-Cap Growth Series                              .10%
T. Rowe Price/JNL Value Series                                       .10%